Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Acadia Realty Trust
White Plains, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 27, 2009, relating to the consolidated financial statements, the effectiveness of Acadia Realty Trust’s internal control over financing reporting and schedule of Acadia Realty Trust appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

BDO Seidman, LLP
New York, New York

March 12, 2009